EXHIBIT 23.4

Consent of the Independent Registered Public Accounting Firm

The Board of Directors

First Oak Brook Bancshares, Inc.:

We consent to the use of our report dated March 10, 2005 with respect to consolidated balance sheet of First Oak Brook Bancshares, Inc. and subsidiaries as of December 31, 2004 and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the years ended December 31, 2004 and 2003, incorporated by reference in this Registration Statement on Form S-4.

/s/ KPMG LLP
Chicago, Illinois
June 1, 2006